   As filed with the Securities and Exchange Commission on March 29, 2001

                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         -------------------------------

                              TRICORD SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                            41-1590621
      (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)             Identification No.)

                                                    JOAN M. WRABETZ
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER
      2905 NORTHWEST BOULEVARD                    2905 NORTHWEST BOULEVARD
              SUITE 20                                   SUITE 20
      PLYMOUTH, MINNESOTA 55441                  PLYMOUTH, MINNESOTA 55441
           (763) 557-9005                              (763) 557-9005
   (Address, including zip code, and         (Name, address, including zip code,
 telephone number, including area code,        and telephone number, including
of registrant's principal executive offices)   area code, of agent for service)

                         -------------------------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                   CALCULATION OF REGISTRATION FEE
=============================================== ================ =================== ====================== ==================
                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                   AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
      SECURITIES TO BE REGISTERED               REGISTERED (2)     PER SHARE (3)           PRICE (3)        REGISTRATION FEE
----------------------------------------------- ---------------- ------------------- ---------------------- ------------------
Common Stock,  par value $.01 per share (1)...     6,335,856          $6.5625             $41,579,055          $10,394.76
=============================================== ================ =================== ====================== ==================

(1) Each share of common stock includes a right to purchase a fractional share of the Registrant's Series A Junior Preferred Stock, par value $.01 per share (a "Right").
(2) Shares of common stock which may be offered pursuant to this Registration Statement consist of 3,758,224 shares issuable upon conversion of 25,000 shares of Series E Convertible Preferred Stock and 2,577,632 shares issuable upon exercise of 3 separate warrants. For purposes of determining the number of shares of common stock to be included in this Registration Statement, Tricord System calculated 125% of the number of shares of common stock issuable upon the conversion of Tricord Systems' Series E Convertible Preferred Stock based on the current conversion price, which is subject to adjustment, 125% of the number of shares issuable upon exercise of the warrants issued to the holder of the Series E Convertible Preferred Stock and 100% of the number of shares issuable upon exercise of the warrant issued to a placement agent in connection with the issuance of the Series E Convertible Preferred Stock. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the Series E Convertible Preferred Stock and the warrants, as such number may be adjusted as a result of stock splits, stock dividends, and similar transactions in accordance with Rule 416.
(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low reported sales prices of the Registrant's common stock on March 26, 2001 on the Nasdaq SmallCap Market.

                        -------------------------------

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL A REGISTRATION STATEMENT COVERING THE SECURITIES AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------

                   Subject to completion, dated March __, 2001

PRELIMINARY PROSPECTUS

                                 [TRICORD LOGO]


                                6,335,856 SHARES


                                  COMMON STOCK

                            ------------------------

         The stockholders of Tricord Systems, Inc. named on page 14 of this prospectus under the heading entitled "Selling Stockholders" are offering up to 6,335,856 shares of our common stock.

         The selling stockholders may sell their shares pursuant to the "Plan of Distribution" set forth herein. We will not receive any proceeds from their sales of such shares, but we are contractually obligated to and will bear certain of the costs relating to the registration of the shares. The shares being offered by this prospectus include shares to be acquired upon the exercise of warrants. We will receive proceeds from the exercise, if any, of warrants held by the selling stockholders.

         Our common stock is listed on the Nasdaq SmallCap Market and trades under the symbol "TRCD." On March 26, 2001, the closing price of a share of our common stock on the Nasdaq SmallCap Market was $6.3125.


                            ------------------------

         THE COMMON STOCK OFFERED INVOLVES A HIGH DEGREE OF RISK. WE REFER YOU TO "RISK FACTORS" BEGINNING ON PAGE 5.

                            ------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                            ------------------------

                    This prospectus is dated March __, 2001.

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

Tricord Systems............................................................3

Risk Factors...............................................................5

Warning About Forward-Looking Statements..................................13

Use of Proceeds...........................................................14

Resale of Shares Covered by this Prospectus...............................14

Selling Stockholders......................................................14

Plan of Distribution......................................................17

Legal Matters.............................................................19

Experts...................................................................19

Documents Incorporated by Reference into this Prospectus..................19

Where You Can Find More Information.......................................20



         In deciding whether to purchase the shares being offered, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

                                 TRICORD SYSTEMS

OVERVIEW

         We design, develop and market innovative server appliances for content-hungry applications. The core of our technology is our patented Illumina(TM) software that aggregates multiple appliances into a cluster, managed as a single resource. We have not yet generated any revenues from our Illumina software or Illumina-based products.

         We redefined our business strategy in 1997, focusing on the development of our aggregation software. Before focusing our efforts exclusively on the development of Illumina, we had historically engaged in the business of designing, manufacturing, marketing and supporting high-performance enterprise servers for use in mission critical applications principally running on Microsoft's Windows(R) NT(R) and Novell(R) NetWare(R). In August 1999, we sold all of our remaining assets related to our server line of business, sometimes referred to as the "legacy business", except for existing trade accounts receivable, in exchange for the assumption of the liabilities of the legacy business.

         During 2000, we continued developing our aggregation software and began beta testing our initial Lunar Flare(TM) server appliance for the network-attached storage ("NAS") market segment. We also received a patent on our Illumina(TM) software, previously known as Tricord Storage Management Software, during 2000 and currently have eight additional patents pending. In December 2000, we announced Lunar Flare NAS, a general file serving storage device for Windows(R) users designed to offer seamless growth and ease of management as our first server appliance utilizing Illumina. At the same time, we also announced the availability of our Illumina software for development of additional server appliances. Lunar Flare NAS and other Illumina-enabled appliances are designed to be virtually plug-and-play, offering seamless growth and continuous access to content without downtime. As we ended 2000, our initial Lunar Flare NAS server appliance was in beta testing.

         We are incorporated in Delaware and have our principal executive offices at 2905 Northwest Boulevard, Suite 20, Plymouth, MN 55441. Our telephone number is (763) 557-9005.

INDUSTRY/SERVER APPLIANCE MARKET

         The server appliance market has recently emerged as a rapid growth market encompassing several segments including NAS, web servers, web content and caching and e-mail servers. Emerging segments continue to develop within the server appliance market representing such applications as back-up, database, multimedia and streaming media.

         Advances in technology, system architecture and system management are changing the traditional server marketplace. Processing power and storage capacity are increasing at rapid rates. As a result, it has become increasingly practical to deploy smaller, purpose-specific servers rather than large, complex and more costly general-purpose servers. It is now more common to see IT infrastructure consisting of discrete servers configured for specific purposes like electronic messaging, database, file serving, web serving and backup. Vendors have responded by developing single-purpose devices referred to as server appliances, uniquely designed to meet specific requirements.

         We believe technology improvements and new product introductions in the server appliance space will continue to drive down hardware costs. We believe users are increasingly demanding solutions with scalability, high availability of data, ease of use, and lower cost of management.

         International Data Corporation ("IDC") now estimates that the server appliance market is expected to grow from $2.6 billion in 2000 to $5.1 billion in 2001. NAS, the largest segment of the server appliance market, is forecast by IDC to grow from $1.5 billion in 2000 to $2.6 billion in 2001.

PRODUCTS AND TECHNOLOGY

         Our proprietary Illumina software, the core of our server appliance architecture, addresses the market's focus on scalability, high availability of data, ease of use, and lower management cost. Marketed under the Illumina brand name, our patented software aggregates individual appliances to create a cluster that is managed as a single resource. Illumina-enabled appliances are designed to be virtually plug-and-play, offering seamless growth and continuous access to content without downtime.

         Tricord's initial server appliance utilizing Illumina is Lunar Flare NAS. Lunar Flare NAS is a scalable general file serving storage device for Windows(R) users. Enabled by Illumina software, users can grow their storage by adding individual Lunar Flare NAS appliances to create and grow a cluster, managed as a single resource. Easy to grow, manage and use, our solution is designed to provide administrators with the ability to add storage with no downtime, no user interruption and minimal incremental administrative costs. As the Company ended 2000, its initial Lunar Flare NAS server appliance was in beta testing.

BUSINESS STRATEGY

         Tricord's business strategy is to design, develop and market innovative server appliances for content-hungry applications based upon our patented Illumina software. The Company's initial server appliance, Lunar Flare NAS, will target the network attached storage market segment. Lunar Flare NAS will initially support networks with Windows(R) users. Subsequent releases of Lunar Flare NAS are planned to expand the functionality and capabilities of the product.

         Tricord also intends to leverage Illumina software to develop additional storage appliances and integrated server appliances for additional applications in the server appliance market. We also intend to forge relationships with partners who are currently developing or who already provide appliance solutions that would benefit from the inherent advantages of Illumina.

                                  RISK FACTORS

         This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus and in the documents to which we refer you under the heading "Documents Incorporated by Reference into this Prospectus" on page 19 before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition or operating results could be harmed. In that case, the trading price of our common stock could decline, and you may lose part or all of your investment. The risks and uncertainties described below are not the only ones we are faced with. Additional risks and uncertainties not presently known to us, or that are currently deemed immaterial, may also impair our business operations. If any of these risks actually occur, our financial condition and operating results could be materially adversely affected. You should carefully consider the following factors as well as the other information in this registration statement.

RISKS RELATING TO OUR BUSINESS

         DURING 2000, WE DID NOT GENERATE ANY REVENUES, AND WE ANTICIPATE THAT ANY REVENUES THAT WE DO GENERATE WILL COME FROM PRODUCTS BASED ON A SINGLE TYPE OF NEW SOFTWARE TECHNOLOGY THAT HAS NOT BEEN PREVIOUSLY USED IN THE MARKETPLACE.

         Since we sold the remaining assets associated with our server line of business in August 1999, we have not generated any revenues from the sale of products. Although we currently anticipate generating revenues again starting in 2001, beginning with sales of our initial Lunar Flare NAS server appliance, we cannot assure you when we will generate revenues or that we will be able to generate revenues at a level that meets expectations.

         Further, Lunar Flare NAS utilizes Illumina, and all other products we currently plan to develop are also designed to utilize Illumina. Because Illumina is a new type of software technology, we cannot be sure that we will sell a significant number of Lunar Flare NAS appliances, nor can we be sure that anyone will buy our other Illumina-based products that we may develop. If demand for Lunar Flare NAS and any other Illumina-based products that we may develop fails to materialize, we will not have any products to sell for the foreseeable future.

         SOFTWARE ERRORS OR FAILURES FOUND IN OUR PRODUCTS MAY RESULT IN A DELAY IN DELIVERY OF OUR PRODUCTS OR LOSS OF, OR DELAY IN, MARKET ACCEPTANCE OF OUR PRODUCTS WHICH COULD MATERIALLY ADVERSELY AFFECT OUR OPERATING RESULTS.

         Software errors or failures found in our products may result in a delay in delivery of our products. Further, even though we have performed a significant amount of testing of our Illumina software and our initial Lunar Flare NAS server appliance, they may still contain software errors or failures that may be discovered by customers after shipment, which could result in loss of, or delay in, market acceptance, which could in turn materially adversely affect our operating results. Similarly, other products we develop may contain software errors or failures which may result in a delay in delivery of such products or which are not detected or remedied until after we ship such products. The occurrence of such errors in either the Lunar Flare NAS or other Illumina-based products could result in:

         -  The delay in delivery of these products;
         - The loss of, or delay in, market acceptance and sales of these products;
         -  Diversion of development resources;
         -  Injury to our reputation; or
         -  Increased maintenance and warranty costs.

         Moreover, because of the way customers may use our products, we may be subject to significant liability claims if our products do not work properly. Although the agreements we use to sell our Illumina-based products contain provisions designed to limit our exposure to potential product liability claims, it is possible that such limitation-of-liability provisions may not be effective as a result of existing or future laws or unfavorable judicial decisions. If we are found to be liable to defective product claims, such liability may have a harmful effect on our business and financial condition.

         THE SUCCESS OF OUR LUNAR FLARE NAS SERVER APPLIANCES AND OTHER ILLUMINA-BASED PRODUCTS DEPENDS UPON MARKET ACCEPTANCE OF OUR TECHNOLOGY.

         Due to the fact that we have been focusing all of our resources on developing products which utilize Illumina, our future financial performance will be largely dependent on the acceptance of our Illumina aggregation software. We cannot assure you that the server appliance market, our target market for our aggregation software, will accept Illumina or the products utilizing it. Factors that may affect the market acceptance of our products, some of which are beyond our control, include the following:

         -  The growth and changing requirements of the server appliance market;
         - The availability, performance, quality, price and total cost of ownership of our products;
         - The availability, performance, quality, price, and total cost of ownership of competing products and technologies; and
         - The successful development of our relationships with licensed manufacturers, original equipment manufacturers and channel partners.

         If customers do not purchase the Lunar Flare NAS or our other Illumina-based products for any reason, our revenues and operating results will be adversely affected because we currently have no other products to sell.

         WE OPERATE IN AN EXTREMELY COMPETITIVE AND RAPIDLY CHANGING MARKETPLACE, AND SOME OF OUR COMPETITORS HAVE GREATER RESOURCES THAN US WHICH MAY ALLOW THEM TO MORE QUICKLY REACT TO CHANGES IN THE MARKETPLACE.

         We operate in an extremely competitive and rapidly changing marketplace, and we cannot assure you that we can establish and maintain a competitive position against current and potential competitors, especially those with greater financial, marketing, service, support, technical and other resources. In addition, we expect that market for the Lunar Flare NAS, our initial server appliance targeting the network-attached storage market, will become consolidated with larger companies possibly being in a better position than us to compete in this rapidly changing marketplace. As the server appliance market continues to develop, a number of companies which have greater resources than us could attempt to increase their presence in this market by acquiring or forming strategic alliances with our competitors or potential business partners.

         IF GROWTH IN THE NETWORK-ATTACHED-STORAGE ("NAS") MARKET DOES NOT MEET OUR EXPECTATIONS, OUR FUTURE FINANCIAL PERFORMANCE COULD BE NEGATIVELY IMPACTED.

         We believe our future financial performance will depend in large part upon the continued growth in the NAS market. We expect that any revenues that we are able to generate from product sales in 2001 will come primarily from Illumina-based products which are sold in the NAS marketplace. The market for NAS products, however, may not continue to grow at the current rate and could possibly decline. Long-term trends in storage technology may change and competing technologies, such as storage area networks, may emerge as the preferred storage solution. If the NAS market grows more slowly than anticipated or declines, our operating results could be materially adversely affected.

         WE HAVE A HISTORY OF LOSSES AND EXPECT TO EXPERIENCE LOSSES IN THE FUTURE, WHICH COULD RESULT IN THE MARKET PRICE OF OUR COMMON STOCK DECLINING.

         Over the last five years, we have incurred significant net losses, including net losses of $13.6 million, $7.6 million and $2.1 million in 2000, 1999 and 1998 respectively. We expect to continue to have losses in the future. In addition, we had an accumulated deficit of $97.5 million as of December 31, 2000. We believe that our future growth depends upon the success and market acceptance of Lunar Flare NAS and other Illumina-based products, as well as our ability to develop new products and adopt successful marketing and sales strategies, all of which will require us to incur significant product development and sales and marketing expenses. We anticipate that our expenses will increase substantially in 2001 as we:

         -  Increase our sales and marketing activities;
         -  Introduce and expand our Lunar Flare product line;
         -  Establish and expand our distribution channels;
         -  Continue and expand our product development activities;
         -  Develop strategic partnerships and alliances with third parties;
         - Create and market additional server appliance products based on Illumina; and
         - Implement additional internal systems, develop additional infrastructure and hire additional personnel to keep pace with our growth.

         As a result of our expected increases in expenses, we will need to generate significant revenues to achieve profitability. If we do not significantly increase our revenues or if we fail to control our costs as we implement our business strategies, it will be difficult to achieve and maintain profitability. If we do not achieve and maintain profitability, the market price of our common stock may decline substantially.

         IF WE FAIL TO ESTABLISH SUFFICIENT DIRECT AND INDIRECT SALES CHANNELS FOR OUR PRODUCTS, OUR ABILITY TO GENERATE REVENUE MAY BE LIMITED.

         In order to grow our business, we will need to increase market awareness of our server appliances and proprietary software. To achieve these objectives, we believe it will be necessary to establish and expand our direct and indirect sales channels. We plan to sell our products directly to end consumers as well as through indirect sales channels, including value added resellers, agents and original equipment manufacturers. These potential sales strategies present risks to our business. To sell our products directly to end consumers, our sales people that we hire will need to sell an entirely new product to customers in a market in which we have not previously sold. We cannot assure you that we will be able to successfully market our products to end consumers or that we will be able to do so profitably.

         To sell our Illumina-based products through distribution partnerships and other indirect sales channels, we will need to establish relationships with businesses with whom we do not currently have relationships. Our failure to establish such relationships on acceptable terms or in sufficient numbers could adversely affect our ability to introduce and market our products successfully. Even if we do establish such distribution relationships, using other businesses to sell the products we are developing presents several risks to our business. These risks include our inability to control the distributors, our dependence upon their continued commercial success and financial stability, and the possibility that they may be unable to market or sell our products effectively. In addition, we anticipate our agreements with distribution partners will typically be non-exclusive, so they could carry competing product lines, devote their efforts to other products in different markets, reduce or discontinue sales of our products, fail to devote the resources necessary to provide effective sales and marketing support of our products or develop their own competing product lines.

         WE FACE RISKS OF TECHNOLOGICAL CHANGES THAT MAY RENDER OUR PRODUCTS OBSOLETE.

         The markets we serve are characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards could render our products and software, including Lunar Flare NAS and Illumina, obsolete and unmarketable. Our future success will depend upon our ability to develop and introduce new products (including new software releases and enhancements) on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of our customers. We cannot assure you that we will be successful in developing and marketing new products that respond to technological changes or evolving industry standards. If we are unable, for technological or other reasons, to develop and introduce new products in a timely manner in response to changing market conditions or customer requirements, our operating results will be materially adversely affected.

         OUR BUSINESS DEPENDS ON THE ACCEPTANCE OF OPERATING SYSTEM SOFTWARE FOR WHICH WE HAVE NO RESPONSIBILITY OR CONTROL.

         Our initial Lunar Flare NAS server appliance is designed to be used with the Linux operating system, which is not designed or manufactured by us. We anticipate that Lunar Flare NAS may in the future, after we further modify and enhance it, be able to be used with the Windows NT and UNIX operating systems, both of which are designed and manufactured by parties over whom we have no control. Similarly, we anticipate future Illumina-based products may also be designed to be used with the Windows NT, Linux and UNIX operating systems. Therefore, our business depends on the market acceptance of Windows NT, Linux and UNIX to run computer networks and the willingness of the manufacturers of these operating systems to continue to offer a quality product. Because we have no control over the market acceptance of any of this operating software or their manufacturers to continue to offer quality products that fulfill market demand, our ability to generate revenues will be largely dependent on the ability and desire of such manufacturers to continue to offer quality products that fulfill market demand.

         WE MAY BE UNABLE TO HIRE AND RETAIN REQUIRED, HIGHLY-SKILLED MANAGERIAL AND TECHNICAL PERSONNEL.

         Our future success depends, in significant part, upon retaining the continued service and performance of our senior management, team members, consultants and other key personnel as well as our continued ability to attract and recruit qualified personnel. Losing the services of any member of our management team could impair our ability to effectively manage our company and to carry out our business plan. We also need to hire additional sales, marketing, engineering, service and administrative personnel to grow our business and generate revenues. If we are unable to hire and retain these employees, our business and operations would be adversely affected. Competition for people with the skills we require is intense, and we cannot assure you that we will be able to hire such people or that we will be able to do so without offering these people salaries that are significantly higher than we have historically paid. Additions of new personnel and departures of existing personnel could disrupt our business and may result in the departure of other employees. We also depend on the continued service of our key personnel and even though we have entered into employment agreements with key management personnel, these agreements cannot prevent their departure.

         WE RELY ON CONTRACT MANUFACTURERS/INTEGRATORS TO PRODUCE OUR PRODUCTS AND, IF OUR MANUFACTURERS FAIL TO MEET OUR REQUIREMENTS, WE MAY BE UNABLE TO MEET CUSTOMER REQUIREMENTS AND OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED.

         Our arrangements with our contract manufacturers who produce our products currently do not guarantee production levels or manufacturing prices. These manufacturers may not have additional capacity available when we need it and they may experience shortages in supply of key components for an extended time, which would cause delays in the production of our products, prevent us from satisfying our contractual obligations and meeting customer expectations, and result in lost sales or customers. Also, commencing volume production or expanding production to another facility they own may be expensive and time-consuming. In addition, commencement of the manufacturing of our products at additional manufacturing sites we may need in the future may cause transitional problems, including delays and quality control issues, which could cause us to lose sales and impair our ability to achieve profitability. We may need to find new or additional outside manufacturers to manufacture our products in higher volume and at lower cost to meet increased demand and competition. If we are required or choose to change outside manufacturers, we may lose sales and our business could be materially adversely affected.

         OUR RELIANCE UPON PATENTS, DOMESTIC TRADEMARK LAWS AND CONTRACTUAL PROVISIONS TO PROTECT OUR PROPRIETARY RIGHTS MAY NOT BE SUFFICIENT TO PROTECT OUR INTELLECTUAL PROPERTY FROM OTHERS WHO MAY SELL SIMILAR PRODUCTS.

         Our products are differentiated from those of our competitors because we utilize Illumina, our internally developed software. If we fail to protect Illumina and our other intellectual property, other vendors could develop and sell products with features similar to ours, and this could reduce demand for our products. We have been granted one U.S. patent related to Illumina and we currently have eight additional United States patent applications pending with respect to Illumina to protect our intellectual property rights. We also rely on a combination of trade secret and other intellectual property law, nondisclosure agreements and other protective measures to establish and protect our proprietary rights in our intellectual property.

         We believe that the steps we have taken to safeguard our intellectual property afford only limited protection. Others may develop technologies that are similar or superior to our technology or design around the patents and trade secrets we own. Despite the precautions we have taken, laws and contractual restrictions may not be sufficient to prevent misappropriation of our technology or deter others from developing similar technologies.

         In addition, the laws of the countries in which we may market our services and solutions may offer little or no effective protection of our proprietary technology. Reverse engineering, unauthorized copying or other misappropriation of our patented, proprietary technology or disclosure as a result of the use of open source software, could enable third parties to benefit from our technology without paying us for it, which would significantly harm our business.

         OTHERS MAY ASSERT INTELLECTUAL PROPERTY CLAIMS AGAINST US AND OUR OPERATING RESULTS WOULD SUFFER IF WE WERE SUBJECT TO A PROTRACTED INFRINGEMENT CLAIM OR IF WE BECOME OBLIGATED TO PAY A SIGNIFICANT DAMAGE AWARD.

         Substantial litigation regarding intellectual property rights and brand names exists in our industry. We expect that server appliance products may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products in different industry segments overlaps. We do not believe that our products employ technology that infringes any proprietary rights of third parties. However, third parties may claim that we infringe their intellectual property rights and such claims may be found to be valid. Any claims, with or without merit, could:

         -  Be time-consuming to defend;
         -  Result in costly litigation;
         -  Divert our management's attention and resources;
         -  Cause product shipment delays; and
         -  Require us to enter into royalty or licensing agreements.

         If we are found to be infringing upon the rights of others, we could be forced to develop a non-infringing alternative that could be costly and time-consuming. We may also be required, if we are found to be infringing on the intellectual rights of others, to enter into royalty or licensing agreements with a third party, which agreements may not be available on terms acceptable to us.

A valid claim by a third party of product infringement against us or our failure or inability to license the infringed or similar technology could adversely affect our business because we would not be able to sell the impacted product without redeveloping it or incurring significant additional expenses.

         WE MAY NEED ADDITIONAL CAPITAL THAT MAY NOT BE AVAILABLE TO US AND, IF RAISED, MAY DILUTE OUR EXISTING INVESTORS' OWNERSHIP INTEREST IN US.

         We may need to raise additional funds to develop or enhance our software and server appliances, fund expansion, respond to competitive pressures or acquire complementary products, businesses or technologies. Additional financing may not be available on terms that are acceptable to us or at all. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced and these securities may have rights, preferences and privileges senior to those of our current stockholders which may adversely impact current stockholders. If adequate funds are not available on acceptable terms, our ability to fund our expansion, take advantage of unanticipated opportunities, develop or enhance products or services, or otherwise respond to competitive pressures would be significantly limited.

RISKS RELATED TO THIS OFFERING

         OUR STOCK IS SUBJECT TO POTENTIAL DILUTION.

         As of March 28, 2001, 25,000 shares of our Series E Preferred Stock were issued and outstanding. Each share of the Series E Preferred Stock is convertible into such number of shares of common stock as is determined by dividing the stated value ($1,000) of the share of Series E Preferred Stock, which value is increased by a 4.75% annual premium based on the number of days the Series E Preferred Stock is held, by the then current conversion price. The conversion price may be decreased in certain circumstances (which would result in an increase in the number of shares of common stock issued upon conversion of the Series E Preferred Stock) including if we sell shares of our common stock, in certain circumstances below the conversion price then in effect. The conversion price currently in effect is $9.50 per share. In addition, if the Series E Preferred Stock is not converted to our common stock prior to February 27, 2004 (unless Tricord Systems elects to redeem the Series E Preferred Stock), it will automatically convert to common stock on that date, and the conversion price will be based on the market price of our common stock during the fifteen trading days preceding that date. If the market price of our common stock is lower than $9.50 during these fifteen days, the conversion price will be lower than $9.50 and the number of shares of common stock into which the Series E Preferred Stock is convertible will increase, perhaps by a substantial amount. An increase in the number of shares issued or issuable upon conversion of the Series E Preferred Stock could have a material adverse effect on the market price of our common stock.

         If converted on March 28, 2001, the Series E Preferred Stock would have been converted into approximately 2,641,511 shares of common stock (which number includes 9,932 shares that would be issued as a result of 29 days of accrued premium) based on the current conversion price of $9.50, but the actual number of shares that are issued upon conversion could prove to be significantly greater as discussed above. Also, the shares of Series E Preferred Stock are not registered and may be sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule
144. The shares of common stock in which the Series E Preferred Stock may be converted are being registered pursuant to this registration statement.

         As of March 28, 2001, a warrant to purchase 986,842 shares of common stock expiring August 27, 2002 with an exercise price $12.40 per share issued to the purchaser of the Series E Preferred Stock, a warrant to purchase 986,842 shares of common stock expiring February 27, 2003 with an exercise price of $14.50 per share issued to the purchaser of the Series E Preferred Stock, and a warrant to purchase 110,526 shares of common stock expiring February 27, 2006 with an exercise price of $9.50 per share issued to the placement agent involved in the issuance of the Series E Preferred Stock were outstanding. The above warrant exercise prices may be adjusted from time to time for stock splits, stock dividends and other similar events. The shares of common stock issuable upon exercise of these warrants are being registered pursuant to this registration statement.

         As of March 28, 2001, 12,749,851 shares of common stock were reserved for issuance upon exercise of warrants and options other than those issued in connection with the Series E Preferred Stock, an additional 9,960,526 shares of common stock (200% of the amount originally issuable) were reserved for issuance upon conversion of the Series E Preferred Stock and exercise of the warrants issued in connection with the Series E Preferred Stock, and 110,526 shares of common stock were reserved for issuance upon exercise of a warrant issued to a placement agent involved in the issuance of the Series E Preferred Stock. As of March 28, 2001, there were a total of 24,368,963 shares of common stock outstanding.

         THE ACCOUNTING TREATMENT FOR THE SERIES E PREFERRED STOCK CONVERSION FEATURE WILL RESULT IN A CHARGE AGAINST INCOME AVAILABLE FOR COMMON STOCKHOLDERS.

         Accounting for the preferred stock conversion feature in accordance with Emerging Issues Task Force (EITF) Issue No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Rates" and EITF Issue No. 00-27 "Application of Issue 98-5 to Certain Convertible Investments" will result in the allocation of approximately $11 million of the preferred stock proceeds to a "beneficial conversion feature". This beneficial conversion feature will be charged against income available to common stockholders while the preferred stock is outstanding, which will reduce the income (increase the loss) per common share reported by the Company.

         WE CURRENTLY DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS.

         We currently intend to retain any future earnings for use in our business and do not anticipate paying any cash dividends in the foreseeable future. Therefore, any gains from your investment in our common stock will have to come from increase in its market price.

         THE MARKET PRICE OF OUR COMMON STOCK HAS FLUCTUATED SIGNIFICANTLY IN THE PAST AND WILL LIKELY CONTINUE TO DO SO IN THE FUTURE AND ANY BROAD MARKET FLUCTUATIONS MAY MATERIALLY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         The market price of our common stock has been volatile in the past, and several factors could cause the price to fluctuate substantially in the future. These factors include:

         - Successful and timely development and introduction of Lunar Flare NAS and other Illumina-based products;
         -  Fluctuations in our operating results;
         - Fluctuations in the valuation of companies perceived by investors to be comparable to us;
         - A shortfall in revenues or earnings compared to securities analysts' expectations;
         -  Changes in analysts' recommendations or projections;
         - Announcements of new products, applications or product enhancements by us or our competitors; and

         - Changes in our relationships with our suppliers, channel partners and customers.

         In addition, the stock market has recently experienced volatility that has particularly affected the market prices of equity securities of many technology companies and that often has been unrelated to the operating results of such companies. As a result, the market price of our common stock may fluctuate significantly in the future and any broad market fluctuations may materially adversely affect the market price of common stock. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were the subject of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources.

         POSSIBLE ISSUANCE OF UNDESIGNATED PREFERRED SHARES.

         Our Board of Directors has authority, pursuant to our Certificate of Incorporation, to issue up to 2,475,000 undesignated shares of capital stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by our stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any undesignated shares that may be created and issued in the future. The issuance of undesignated shares could have the effect of delaying, deferring or preventing a change in control of our company.

         THERE ARE ANTI-TAKEOVER PROVISIONS THAT COULD DISCOURAGE OR PREVENT A TAKEOVER, EVEN IF AN ACQUISITION WOULD BE BENEFICIAL TO OUR STOCKHOLDERS.

         We are governed by Delaware law, which contains provisions that could have the effect of discouraging others from making tender offers for our common stock. In addition, we have adopted a rights agreement which would cause substantial dilution to any person or group that attempts to acquire our company on terms not approved in advance by our board of directors. Our rights plan and these provisions in Delaware law may prevent our stock price from increasing substantially in response to actual or rumored takeover attempts.

                    WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus and the documents to which we refer you under the heading "Documents Incorporated by Reference into this Prospectus" contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us.

         You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including the factors set forth under the heading "Risk Factors," beginning on page 5 of this prospectus. These and other factors may cause our actual results to differ materially from any forward-looking statement.

         Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus and the documents to which we refer you under the heading "Documents Incorporated by Reference into this Prospectus" and other statements made from time to time from us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions by us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and other statements made from time to time from us or our representatives, might not occur. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares by the selling stockholders. This offering satisfies our obligations to register under the Securities Act of 1933 the resale of shares of our common stock in accordance with an agreement between one of the selling stockholders and us. This offering also includes common stock that will be issued to the selling stockholders upon the exercise of warrants held by them, if they choose to do so. We will receive proceeds from the exercise, if any, of these warrants. Any funds received upon exercise of the warrants will be used for general corporate purposes, including ongoing development of Illumina and Illumina-based products.


                   RESALE OF SHARES COVERED BY THIS PROSPECTUS

         This Prospectus covers the resale by the selling stockholders listed in the table under the heading "Selling Stockholders" of up to 6,335,856 shares of our common stock, up to 2,577,632 shares of which are shares that may be issued upon exercise of outstanding warrants held by the selling stockholders and up to 3,758,224 shares that may be issued upon conversion of the Series E Preferred Stock which are held by a selling stockholder. This Prospectus does not cover the sale of shares by any person other than the persons listed in the table under the heading "Selling Stockholders" If the selling stockholders transfer shares of Series E Preferred Stock or a warrant held by them, the transferee may not sell the shares of common stock issuable upon conversion of the Series E Preferred Stock or exercise of the warrants pursuant to this Prospectus unless we appropriately amend or supplement this Prospectus.

                              SELLING STOCKHOLDERS

         The following table sets forth information known to Tricord Systems with respect to the beneficial ownership of our common stock as of March 28, 2001 by the selling stockholders. In accordance with the rules of the SEC, beneficial ownership includes the shares issuable upon conversion of the Series E Preferred Stock, which are convertible within 60 days of March 28, 2001 and pursuant to warrants that are exercisable within 60 days of March 28, 2001. Shares issuable pursuant to the conversion of the Series E Preferred Stock and the warrants held by RGC International Investors are considered outstanding for computing the percentage of the securities held by it, but are not considered outstanding for computing the percentage of Wit

Soundview. Conversely, the shares issuable upon exercise of the warrant held by Wit Soundview are considered outstanding for computing the percentage of the securities held by it, but are not considered outstanding for computing the percentage of RGC International Investors. The number of shares of common stock outstanding after this offering includes 2,577,632 shares that may be issuable upon exercise of warrants and 3,758,224 shares that may be issued upon conversion of the Series E Preferred Stock.

         The percentage of beneficial ownership for the following table is based on 24,368,963 shares of common stock outstanding as of March 28, 2001 and 30,704,819 shares of common stock outstanding after the completion of this offering. To our knowledge, except as indicated in the footnotes to this table, the person named in the table has sole voting and investment power with respect to all shares of common stock.

         Except as set forth below, the selling stockholders have not had any position, office or other material relationship with Tricord Systems within the past three years. The table assumes that the selling stockholders sell all of the shares offered by them in this offering. HOWEVER, WE ARE UNABLE TO DETERMINE THE EXACT NUMBER OF SHARES THAT WILL ACTUALLY BE SOLD OR WHEN OR IF THESE SALES WILL OCCUR.


                                    Shares Beneficially Owned                    Shares Beneficially Owned
Name and Address of                    Before the Offering       Shares Being         After the Offering
Beneficial Owner                             Number                Offered          Number      Percentage
----------------                             ------                -------          ------      ----------

RGC International Investors                2,677,610 (1)        2,677,610 (1)             0        0.0%

Wit SoundView Corp.                          247,026              110,526           136,500          *


------------------------------
*Less than 1%.

         (1) The beneficial ownership reported herein represents 9.9% of the outstanding common stock on March 28, 2001, and consists of 2,677,610 shares of common stock that are currently issuable on March 28, 2001 (i) upon conversion of 25,000 shares of Series E Convertible Preferred Stock; (ii) upon exercise of the Series E-1 Common Stock Purchase Warrant to purchase up to 986,842 shares of common stock; and (iii) upon exercise of the Series E-2 Common Stock Purchase Warrant to purchase up to 986,842 shares of common stock. The Series E Preferred Stock is convertible into common stock until February 27, 2004. The Series E-1 Warrants expire on August 27, 2002 and the Series E-2 Warrants expire on February 27, 2003.

         The terms of the Series E Preferred Stock, the E-1 Warrants and the E-2 Warrants (collectively, the "Securities") provide that the Securities are convertible or exercisable on any given date only to the extent that the number of shares of common stock then issuable upon the conversion or exercise of the Securities, together with any other shares of common stock beneficially owned by RGC International Investors or any of their affiliates (excluding for this purpose shares of common stock which may be deemed beneficially owned through the ownership of the unconverted or unexercised Securities) would not exceed 9.9% of the common stock then issued and outstanding. Accordingly, RGC International Investors' ability to fully convert or exercise the Securities may be limited by the terms of the Securities. Without this limitation, RGC International Investors would be deemed to beneficially own 4,61,222 shares of common stock.

         CERTAIN INFORMATION ABOUT RGC INTERNATIONAL INVESTORS:

         The number of shares set forth in the table for RGC International Investors represents an estimate of the number of shares of common stock to be offered by RGC International Investors. The actual number of shares of common stock issuable upon conversion of the Series E Preferred Stock and exercise of the related warrants is subject to adjustment and could be materially more than such estimated number depending on factors which cannot be predicted by us at this time, including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Series E Preferred Stock and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act.

         Under the terms of the Series E Preferred Stock, if the Series E Preferred Stock had been actually converted on March 28, 2001, the Series E Preferred Stock would have been converted into 2,641,511 shares of common stock (which number includes 9,932 shares that would be issued as a result of 29 days of accrued premium) based on the current conversion price of $9.50. However, we are registering 3,758,224 shares, which figure includes both:

         o 125% of the number of shares into which the Series E Preferred Stock would be converted on February 27, 2004 (the date on which the Series E Preferred Stock automatically converts to common stock); and

         o 125% of the number of shares that would be issuable to cover three years of premium which accrues on the stated value ($1,000) of each share of Series E Preferred Stock at the rate of 4.75% per annum.

         The above share number assumes that there is no change to the conversion price. However, the actual conversion price of any unconverted shares of Series E Preferred Stock on February 27, 2004 will be based on the market price of our common stock during the fifteen trading days preceding February 27, 2004. If our market price is lower than $9.50 during these fifteen days, the conversion price will be lower than $9.50 and the number of shares of common stock into which the Series E Preferred Stock would be greater than 2,461,511 and may even be greater than 3,758,224.

         The warrants issued in connection with the Series E Preferred Stock are currently exercisable into 1,973,684 shares of common stock at the current exercise prices of $12.40 per share (which such exercise price is associated with one half of these shares) and $14.50 per share (which such exercise price is associated with one half of these shares). However, we are registering 125% of the number of shares into which these warrants are currently exercisable pursuant to our agreement with RGC International Investors.

         The number of shares of common stock shown as beneficially owned by RGC International Investors in the table above is based on the actual number of shares issuable upon conversion of the Series E Preferred Stock on March 28, 2001 (assuming no change in the conversion price) and upon exercise of the warrants held by RGC International Investors.

         Under the terms of the Series E Preferred Stock and the related warrants, the shares of Series E Preferred Stock are convertible, and the warrants are exercisable by, any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of Series E Preferred Stock or unexercised portions of the warrants) would not exceed 9.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for RGC International Investors exceeds the number of shares of common stock that RGC International Investors could own beneficially at any given time through their ownership of the Series E Preferred Stock and the warrants. In that regard, the beneficial ownership of the common stock by RGC International Investors set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.

         In connection with the private placement of the Series E Preferred Stock, Wit SoundView Corp. received a five-year warrant to purchase 110,526 shares of common stock at an exercise price of $9.50.

                              PLAN OF DISTRIBUTION

         The selling stockholders named in the table above or pledgees, donees, transferees or other successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus may sell the shares from time to time. All of such persons are "selling stockholders" as that term is used in this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. If a selling stockholder transfers a warrant, the transferee of the warrant may not sell the shares of common stock issuable upon exercise of the warrants pursuant to this Prospectus unless we appropriately amend or supplement this Prospectus. Similarly, if a selling stockholder transfers shares of Series E Preferred Stock, the transferee of such shares may not sell the shares of common stock issuable upon conversion of these shares pursuant to this Prospectus unless we appropriately amend or supplement this Prospectus.

         The selling stockholders acquired from us the shares of our Series E Preferred Stock which are convertible into our common stock that they are now selling in private transactions. The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions (which may involve block transactions):

         - on the Nasdaq SmallCap Market or on such other market on which the common stock may from time to time be trading;

         -  in privately-negotiated transactions;

         -  through the writing of options on the shares;

         -  short sales; or

         -  any combination thereof.

         The sale price to the public may be:

         -  the market price prevailing at the time of sale;

         -  a price related to such prevailing market price;

         -  at negotiated prices; or

         - such other price as the selling stockholders determine from time to time.

         The shares may also be sold pursuant to Rule 144. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or amendment to this prospectus.

         The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their respective transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Palo Alto, California.

                                     EXPERTS


         Our consolidated financial statements and related financial statement schedule, which are included or incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, given on authority of said firm as experts in accounting and auditing.

            DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

         The SEC allows us to "incorporate by reference" into this prospectus the information contained in the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference to the relevant section or document the following documents:

         -        our Annual Report on Form 10-K for the year ended December 31,
                  2000;

         - our registration statement on Form S-1, which describes our common stock, including any subsequent amendments or reports filed for the purpose of updating such description; and

         - our registration statement on Form 8-A, which describes our Series A preferred stock, including any subsequent amendments or reports filed for the purpose of updating such description.

         We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the distribution is completed. Our SEC file number is 0-21366.

         We will provide, at no cost, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of such through written or oral request by contacting us at:

                  Tricord Systems, Inc.
                  Attention:  Investor Relations
                  2905 Northwest Boulevard, Suite 20
                  Plymouth, MN  55441
                  Telephone number:  (763) 551-6402

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the SEC:

Judiciary Plaza            Citicorp Center             7 World Trade Center
450 Fifth Street, N.W.     500 West Madison Street     Suite 1300
Washington, D.C. 20549     Chicago, Illinois 60621     New York, New York 10048


         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy statements and other information regarding us. The address of the SEC web site is http://www.sec.gov. The Securities Exchange Act of 1934 file number for our SEC filings is 0-21366.

         Tricord Systems has filed a registration statement on Form S-3 under the Securities Act with the Securities and Exchange Commission with respect to the shares to be sold by the selling stockholders. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copying as set forth above.



         This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make an offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated herein by reference or in our affairs since the date of this prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The aggregate estimated expenses (except the SEC registration fee, which is an actual expense) to be paid by the registrant in connection with this offering are as follows:


         Securities and Exchange Commission registration fee...........................           $10,395
         Accounting fees and expenses..................................................            10,000
         Legal fees and expenses.......................................................            15,000
         Miscellaneous.................................................................             5,000
                                                                                                  -------
                   Total................................................................          $40,395
                                                                                                  =======

----------
         Note: None of the expenses listed above will be borne by the selling stockholders.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145, including liabilities under the Securities Act.

         Article VIII of Tricord Systems' Bylaws and Article VIII of Tricord Systems' Certificate of Incorporation provides (a) for indemnification of Tricord Systems' officers and directors to the full extent allowed by Delaware law and (b) that Tricord Systems' directors do not have personal liability to Tricord System or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except (i) for a breach of the duty of loyalty,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for willful or negligent violations of certain provisions under the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article VIII of the Bylaws and Article VIII of the Certificate of Incorporation, directors do not have any personal liability to Tricord System or its stockholders for any violation of their fiduciary duty. Tricord System has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under the DGCL and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of Tricord System.

         Tricord System has entered into indemnification agreements with certain of its directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require Tricord System, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from certain claims initiated by the director, claims made not in good faith to enforce or interpret the indemnification agreement and liabilities arising under
Section 16(b) of the Exchange Act) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

         Tricord System believes that the indemnification agreements are necessary to attract and retain qualified persons as directors. The foregoing represents a summary of the general effect of the DGCL, Tricord Systems' Bylaws and Certificate of Incorporation, Tricord Systems' directors and officers liability insurance coverage and the Indemnification Agreements for purposes of general description only.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit          Description of Exhibit

4.1              Certificate of Incorporation of Tricord Systems, Inc.
                 (incorporated by reference to exhibits to Tricord Systems' Registration Statement on Form S-1 (File No. 33-48733)).

4.2 Amendment to Certificate of Incorporation of Tricord Systems, Inc. (incorporated by reference to the exhibits to Tricord's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 0-21366)).

4.3 Certificate of Designation (incorporated by reference to the exhibits to Tricord Systems' Current Report on Form 8-K filed on February 28, 2001 (File No. 0-23166)).

4.4 Bylaws of Tricord Systems, Inc. (incorporated by reference to the exhibits to Tricord Systems' Registration Statement on Form S-1 (File No. 33-48733)).

4.5 Rights Agreement, dated as of October 25, 1994, between Tricord Systems and Norwest Bank Minnesota, N.A. (incorporated by reference to the exhibits to Tricord Systems' Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-21366)).

4.6 Amendment to Rights Agreement, dated as of January 30, 1999, between Tricord Systems and Norwest Bank Minnesota, N.A. (incorporated by reference to the exhibits to Tricord Systems' Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-21366)).

4.7 Series E-1 Stock Purchase Warrant, dated February 27, 2001, between Tricord Systems and International Investors, LDC (incorporated by reference to the exhibits to Tricord Systems' Current Report on Form 8-K filed on February 28, 2001 (File No. 0-23166)).

4.8 Series E-2 Stock Purchase Warrant, dated February 27, 2001, between Tricord Systems and RGC International Investors, LDC (incorporated by reference to the exhibits to Tricord Systems' Current Report on Form 8-K filed on February 28, 2001 (File No. 0-23166)).

4.9 Securities Purchase Agreement dated February 27, 2001, between Tricord Systems and RGC International Investors, LDC (incorporated by reference to the exhibits to Tricord Systems' Current Report on Form 8-K filed on February 28, 2001 (File No. 0-23166)).

4.10 Registration Rights Agreement, dated February 27, 2001, between Tricord Systems and RGC International Investors, LDC (incorporated by reference to the exhibits to Tricord Systems' Current Report on Form 8-K filed on February 28, 2001 (File No.

                  0-23166)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1              Consent of Oppenheimer Wolff & Donnelley LLP (included in
                  Exhibit 5.1).


23.2 Consent of PricewaterhouseCoopers LLP (filed herewith electronically).

24.1 Powers of Attorney (included on signature page of this registration statement).

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)     To include any prospectus required
                         by Section 10(a)(3) of the Securities Act of 1933;

                                    (ii)    To reflect in the prospectus any
                         facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii)   To include any material information
                         with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    Provided, however, that paragraphs (a)(1)(i)
                         and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota.

Dated: March 28, 2001                 TRICORD SYSTEMS, INC.

                                      By:   /s/ Joan M. Wrabetz
                                            ------------------------------------
                                            Joan M. Wrabetz
                                            President Chief Executive Officer

                               POWERS OF ATTORNEY
         Each person whose signature appears below constitutes and appoints Joan
M. Wrabetz and Steven E. Opdahl, and either of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on March 28, 2001 by the following persons in the capacities indicated.

Signature                              Title



/s/ Joan M. Wrabetz                 President and Chief Executive Officer
------------------------------      and Director
Joan M. Wrabetz                     (Principal Executive Officer)



/s/ Steven E. Opdahl                Chief Financial Officer
------------------------------      (Principal Financial and Accounting Officer)
Steven E. Opdahl


/s/ Yuval Almog                     Director
------------------------------
Yuval Almog

/s/ Tom R. Dillon                   Director
------------------------------
Tom R. Dillon

/s/ Donald L. Lucas                                  Director
-------------------------------
Donald L. Lucas

/s/ John J. Mitcham                                  Director
-------------------------------
John J. Mitcham

/s/ Fred G. Moore                                    Director
-------------------------------
Fred G. Moore

                                  EXHIBIT INDEX


Item No.        Description                                     Method of Filing
--------        -----------                                     ----------------

4.1             Certificate of Incorporation of Tricord
                Systems .....................................   Incorporated by reference to the exhibits to Tricord
                                                                Systems' Registration Statement on Form S-1 (File
                                                                No. 33-48733).

4.2             Amendment to Certificate of Incorporation of
                Tricord Systems .............................   Incorporated by reference to the exhibits to Tricord
                                                                Systems' Quarterly Report on Form 10-Q for the
                                                                quarter ended March 31, 1999 (file No. 0-21366).

4.3             Certificate of Designation...................   Incorporated by reference to the exhibits to Tricord
                                                                Systems' Current Report on Form 8-K filed on
                                                                February 28, 2001 (File No. 0-21366)

4.4             Bylaws of Tricord Systems....................   Incorporated by reference to the exhibits to Tricord
                                                                Systems' Registration Statement on Form S-1 (File
                                                                No. 33-48733).

4.5             Rights Agreement, dated as of October 25,
                1994, between Tricord Systems and Norwest
                Bank Minnesota, N.A..........................   Incorporated by reference to the exhibits to Tricord Systems'
                                                                Annual Report on Form 10-K for the year ended December 31,
                                                                1995 (file No. 0-21366).


4.6             Amendment to Rights Agreement, dated as of
                January 30, 1999, between Tricord Systems and
                Norwest Bank Minnesota, N.A..................   Incorporated by reference to the exhibits to Tricord Systems'
                                                                Annual Report on Form 10-K for the year ended December 31,
                                                                1998 (file No. 0-21366).

4.7             Series E-1 Stock Purchase Warrant, dated
                February 27, 2001, between Tricord Systems
                and RGC International Investors, LDC.........   Incorporated by reference to the exhibits to Tricord Systems'
                                                                Current Report on Form 8-K filed on February 28, 2001 (File No.
                                                                0-21366).





4.8             Series E-2 Stock Purchase Warrant, dated
                February 27, 2001, between Tricord Systems
                and RGC International Investors, LDC.........   Incorporated by reference to the exhibits to Tricord Systems'
                                                                Current Report on Form 8-K filed on February 28, 2001 (File No.
                                                                0-21366).

4.9             Securities Purchase Agreement dated February
                27, 2001, between Tricord Systems and RGC
                International Investors, LDC.................   Incorporated by reference to the exhibits to Tricord Systems'
                                                                Current Report on Form 8-K filed on February 28, 2001 (File No.
                                                                0-21366)

4.10            Registration Rights Agreement, dated February
                27, 2001, between Tricord Systems and RGC
                International Investors, LDC.................   Incorporated by reference to the exhibits to Tricord Systems'
                                                                Current Report on Form 8-K filed on February 28, 2001 (File No.
                                                                0-21366)

5.1             Opinion and Consent of Oppenheimer Wolff &
                Donnelly LLP.................................   Filed herewith electronically.


23.1            Consent of Oppenheimer Wolff & Donnelly LLP..   Included in Exhibit 5.1.

23.2            Consent of PricewaterhouseCoopers LLP........   Filed herewith electronically.

24.1            Powers of Attorney...........................   Included on signature page of this registration
                                                                statement.
